Exhibit 1.1

ALLY FINANCIAL INC.

54,926,296 Shares

Common Stock

($0.01 par value)

Underwriting Agreement

New York, New York

December 19, 2014

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. LLC

As Representatives of the several Underwriters,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The United States Department of the Treasury (the “Selling Stockholder”) proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 54,926,296 shares of common stock, $0.01 par value (“Common Stock”; said Common Stock to be sold by the Selling Stockholder being hereinafter called, the “Securities”), of Ally Financial Inc., a corporation organized under the laws of Delaware (the “Company”). Certain terms used herein are defined in Section 21 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter and the Selling Stockholder as set forth below in this Section 1(i).

(a) The Company meets the requirements for use of Form S-3 and the Company has prepared and filed with the Commission, not earlier than three years prior to the date hereof, an “automatic shelf registration statement” (file number 333-201057) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any post-effective amendments thereto, became effective on filing; and no stop order suspending the effectiveness of such Registration Statement, including any amendments thereto, has been issued or is in effect and no proceeding for that purpose is pending before or threatened by the Commission, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company. Any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus, each as defined in Section 21 hereof, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) The Registration Statement, as of the applicable effective date of each part thereof, including any amendments thereto, did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) , the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the respective rules thereunder; the Registration Statement, as of the applicable effective date of each part thereof, including any amendment thereto, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment thereto and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to any information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) (i) The Disclosure Package, as of the Applicable Time, when taken together as a whole and (ii) any electronic road show listed on Schedule III hereto when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof; and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as identified in Schedule II(C) hereto.

(e) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405.

(f) Each free writing prospectus, as of its issue date, did not include any material information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus and the Prospectus that has not been superseded or modified. Except for the Permitted Free Writing Prospectuses (as defined below), the Company has not prepared, used or referred to, and will not prepare, use or refer to, any free writing prospectus other than in accordance with Section 5(i)(i).

(g) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, did comply in all material respects with the applicable requirements of the Act, and did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to any information contained in or omitted from the Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing in the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and Prospectus. The Company is duly qualified to transact business and is in good standing (or equivalent status) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing, would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean, with respect to the Company, a material adverse effect on the properties, business, results of operations, financial condition and stockholders’ equity of the Company and its subsidiaries, taken as a whole.

(i) The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement or as an exhibit to any document incorporated by reference in the Disclosure Package or Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j) The subsidiaries listed on Annex A attached hereto (the “Subsidiaries”) are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(k) All the outstanding shares of capital stock of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all such capital stock is owned free and clear of any lien, charge, encumbrance or security interest except for such liens, charges, encumbrances or security interests that would not have a Material Adverse Effect.

(l) The Securities have been duly authorized and, when the Securities have been delivered against payment therefor as provided herein, such Securities will have been validly issued, fully paid and nonassessable and will conform in all material respects to the description of the Securities contained in the Disclosure Package and the Prospectus.

(m) There are no contracts or other documents that are required to be described in the Registration Statement, Preliminary Prospectus or Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required.

(n) All pending or, to the knowledge of the Company, threatened legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject and that are required by the Act to be disclosed in the Registration Statement, the Disclosure Package and the Prospectus have been accurately described therein (to the extent required by the Act) in all material respects.

(o) This Agreement has been duly authorized, executed and delivered by the Company. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement (and the consummation of the transactions contemplated hereby) has been duly and validly taken.

(p) The authorized and outstanding capitalization of the Company conforms in all material respects to the description thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(q) The Company is not now, nor after giving effect to the offering and sale of the Securities will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(r) Except in each case as otherwise disclosed in the Registration Statement, the Disclosure Package or the Prospectus, since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, (i) there has not been any material change in the capital stock (other than the exercise of warrants disclosed in the Registration Statement or the Disclosure Package and the grant and/or exercise of options or other equity-based awards under existing equity incentive plans described in the Registration Statement, the Disclosure Package or the Prospectus), long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except as would not have a Material Adverse Effect.

(s) No consent, approval, authorization, filing with or order of any court, regulatory body, administrative agency or other governmental agency or body is required in connection with the transactions contemplated herein, except such as have already been obtained, taken or made and except for such consents, approvals, authorizations or filings with, or other order of any court, regulatory body, administrative agency or other governmental body as set forth in the Disclosure Package and the Prospectus.

(t) The offer and sale of the Securities and the consummation of the transactions herein contemplated will not conflict with, result in a breach or violation of, or imposition of any material lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the certificate of incorporation or bylaws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which in the case of either (ii) or (iii) would reasonably be expected to have a Material Adverse Effect.

(u) Except as otherwise set forth in the Registration Statement, the Disclosure Package or the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(v) No litigation or proceeding concerning the Company and its Subsidiaries is pending, or, to the knowledge of the Company, threatened to restrain or enjoin the delivery of the Securities by the Selling Stockholder, or which in any way affects the validity of the Securities.

(w) Neither the Company nor any Subsidiary is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except for any such default or violation referred to in clauses (ii) or (iii) above that would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term includes the notes thereto) of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public or certified accountants within the meaning of Regulation S-X under the Act and the Exchange Act and the rules of The Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte & Touche LLP have been approved by the appropriate audit committee of the Company.

(y) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(z) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent except for matters that are described in the Registration Statement, the Disclosure Package or the Prospectus or that would not have a Material Adverse Effect.

(aa) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles and includes policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions of and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its subsidiaries in accordance with United States generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; (3) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on the consolidated financial statements of the Company and its subsidiaries and (4) provide reasonable assurance that the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s auditors and the appropriate audit committee of the Company have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(bb) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus: (i) the Company maintains a system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure; and (ii) the Company has carried out an evaluation of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc) Except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus or as would not have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to ERISA, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (other than a

“multiemployer plan” within the meaning of Section 3(37) of ERISA) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any funding variance pursuant to Section 412(c) of the Code or Section 302(c) of ERISA) and is reasonably expected to be satisfied in the future (without taking into account any funding variance pursuant to Section 412(c) of the Code or Section 302(c) of ERISA); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to a Plan covered by Title IV of ERISA; (v) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, a Plan (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (vi) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company and its subsidiaries, taken as a whole; and (vii) there has not been and is not reasonably likely to be a material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year.

(dd) The Company and its Subsidiaries and, to the knowledge of the Company, their respective directors and officers, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, including the rules and regulations of the Commission promulgated thereunder.

(ee) The Company is a duly registered bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System, and the deposit accounts of the Company’s subsidiary depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC.

(ff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate (other than, if applicable, the Selling Stockholder) of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(hh) Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any director, officer, affiliate, agent, employee or representative acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any money, property, gift, promise to give, or authorization of the giving of anything else of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or party official or any candidate for foreign political office in contravention of the FCPA; and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ii) The Company and its Subsidiaries have good and marketable title in fee simple to, or have valid and enforceable rights to lease or otherwise use, all material real and personal property that is currently employed by them in connection with the business now operated by them as described in the Disclosure Package and the Prospectus, in each case free and clear of all liens and encumbrances, except such as (i) are described in the Registration Statement, the Disclosure Package or the Prospectus or (ii) would not reasonably be expected to have a Material Adverse Effect.

(jj) The Company and its Subsidiaries own, possess, license or have other rights to use, or can acquire, on reasonable terms, adequate rights to use all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, knowhow and other intellectual property currently employed by them in connection with the business now operated by them as described in the Prospectus, except as such would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if determined adversely to the Company or its subsidiaries, would have a Material Adverse Effect.

At the Closing Date, the Company shall be deemed to have affirmed the accuracy of each of its representations and warranties contained in this Agreement; provided that if a representation or warranty is by its terms made as of a specific date, such representation or warranty shall be deemed affirmed only on and as of such date.

(ii) The Selling Stockholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(ii):

(a) The Selling Stockholder has a security entitlement (within the meaning of Section 8-102(a)(17) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to the Securities, free and clear of any action that may be asserted based on an adverse claim with respect to such security entitlement, and assuming that each Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), upon the crediting of such Securities to the securities account of such Underwriter maintained with The Depository Trust Company and payment therefor by such Underwriter, as provided herein, such Underwriter will have acquired a security entitlement to such Securities, and no action based on any adverse claim may be asserted against such Underwriter with respect to such security entitlement.

(b) The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(c) No consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which the Selling Stockholder is bound in connection with the offering, sale or purchase by the Underwriters of any of the Securities which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $23.25 per share, the amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto and (ii) the Company agrees to pay to each Underwriter $0.3197 per share for the Securities set forth opposite such Underwriter’s name in Schedule I hereto as underwriting discounts and commissions.

3. Delivery and Payment. Delivery of and payment for the Securities, as well as payment by the Company to the Underwriters pursuant to Section 2 hereof for the Securities shall be made at 9:30 AM, New York City time, on December 24, 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholder (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities and payment by the Company to the Underwriters pursuant to Section 2 hereof shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Selling Stockholder to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholder. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters and the Selling Stock holder that:

(a) Prior to the termination of the offering of the Securities, the Company will before amending or supplementing the Registration Statement, the Pricing Prospectus or the Prospectus furnish you and the Selling Stockholder a copy for review of each such proposed amendment or supplement prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives and the Selling Stockholder of such timely filing. The Company will also file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) is required in connection with the offering or sale of the Securities. The Company will promptly advise the Representatives and the Selling Stockholder (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, use its reasonable best efforts to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If required by Rule 430B(h), the Company will prepare a form of prospectus in a form approved by you and file such form of prospectus pursuant to Rule 424(b) not later than may be required by Rule 424(b), and will make no further amendment or supplement to such form of prospectus to which you reasonably object.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), either (i) any event shall have occurred as a result of which the Prospectus or the Disclosure Package, as then amended or supplemented, would, as determined by the Company, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and in order that timely information is provided pursuant to Rule 159 or (ii) for any other reason, as determined by the Company, it shall be necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package, as then amended or supplemented, or to file under the Exchange Act any document to be incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, the Company will (A) notify the Underwriters to suspend offers and sales of the Securities and, if notified by the Company, the Underwriters shall forthwith suspend such solicitation and cease using the Prospectus and the Disclosure Package, as then amended or supplemented, and (B) promptly prepare and file with the Commission an amendment or supplement to the Registration Statement, the Prospectus, or the Disclosure Package or such document to be filed under the Exchange Act, as applicable, which will correct such statement or omission or effect such compliance, and will provide to the Underwriters without charge a reasonable number of copies thereof, which the Underwriters shall use thereafter.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters and to the Selling Stockholder and its counsel, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter and the Selling Stockholder a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies, without charge, of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) For a period of 30 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, on behalf of the Underwriters, the Company will not: (i) (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or (y) file with the Commission a registration statement under the Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that notwithstanding the foregoing, the Company may: (A) issue and/or sell shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or grant equity-based awards (including options, restricted stock awards and/or restricted stock units) pursuant to the terms of any agreement or pursuant to any employee stock option plan, employee stock incentive plan or employee stock purchase plan of the Company, in each case, where such plan or agreement is in effect at the Applicable Time or specifically described in the Registration Statement, the Prospectus or the Disclosure Package, or grant salary stock units consistent with current practice and in compliance with the limitations set by the Special Master for TARP Executive Compensation; (B) issue shares of Common Stock upon the conversion, exercise, exchange or settlement of any securities that are convertible into, exercisable or exchangeable for, or which may be settled for shares of Common Stock (including warrants, options, restricted stock awards, restricted stock units and salary stock units) and that are outstanding at the Applicable Time or specifically described in the Registration Statement, the Prospectus or the Disclosure Package; (C) issue shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with transfers to dividend reinvestment plans or to employee benefit plans, in each case, in effect at the Applicable Time; (D) issue shares of Common Stock to existing holders of such stock for purposes of effecting a stock dividend or stock split; (E) issue shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as consideration or partial consideration for any bona fide merger, acquisition, business combination or other strategic or commercial transaction or relationship; provided that the Representatives shall have received an executed “lock-up” agreement, substantially in the form of Exhibit A hereto (a “Lock-Up Agreement”), for the balance of the lock-up period from each recipient of such securities issued pursuant to this clause (E); (F) file a registration statement on Form S-4 and/or Form S-8 (or any successor form); and (G) file any registration statement to the extent required by the exercise of a demand registration right pursuant to any registration rights agreement in effect at the Applicable Time.

(g) The Company will not, directly or indirectly, take any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as herein provided; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) the transportation and other expenses incurred by the Company representatives in connection with presentations to prospective purchasers of the Securities, provided, however, that the Underwriters will pay or cause to be paid 50% of the cost of any aircraft chartered or otherwise used in connection with such presentations; (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; and (viii) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder.

(i) The Company agrees not to make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 to which the Representatives reasonably object after being furnished such issuer free writing prospectus or free writing prospectus for review; provided the Representatives shall be deemed not to have objected to any Permitted Free Writing Prospectus. In connection with this Section 5(i)(i), each Underwriter, severally and not jointly, covenants and agrees with the Company, not to make any offer relating to the Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 without the consent of the Company, which consent shall not be unreasonably withheld; provided the Company shall be deemed to have consented to any Permitted Free Writing Prospectus and any electronic road show listed on Schedule III hereto. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Any such free writing prospectus listed in Schedule II hereof is herein referred to as a “Permitted Free Writing Prospectus.”

(j) The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(ii) The Selling Stockholder agrees with the several Underwriters that the Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus without the prior approval of the Representatives and the Company.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder contained herein as of the execution and delivery of this Agreement and the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused (i) Davis Polk & Wardwell LLP, counsel for the Company, to have furnished to the Representatives and the Selling Stockholder their opinion, dated the Closing Date and addressed to the Representatives and the Selling Stockholder, substantially to the effect set forth in Exhibit B and (ii) internal counsel of the Company to have furnished to the Representatives and the Selling Stockholder his opinion, dated the Closing Date and addressed to the Representatives and the Selling Stockholder, substantially to the effect set forth in Exhibit C.

(c) The Representatives shall have received from Sullivan & Cromwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has not been any change or development that, individually or in the aggregate, has or would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives and the Selling Stockholder, on the date hereof and at the Closing Date, customary “comfort letters,” dated respectively as of the date hereof and as of the Closing Date in form and substance satisfactory to the Representatives and the Selling Stockholder.

(f) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any amendment before the date of this Agreement), the Preliminary Prospectus and the Prospectus (exclusive of any supplement thereto after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any supplement before the date of this Agreement), there shall not have been any change, or any development that, individually or in the aggregate, has or would be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which is, in the sole judgment of the Representatives after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment thereof after the date of this Agreement, provided that the Representatives shall be given reasonable notice of any amendment before the date of this Agreement), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) The Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange, and evidence thereof shall have been provided to the Representatives.

(j) Prior to the date of this Agreement, the Representatives shall have received executed Lock-up Agreements from each of the parties listed on Annex B hereto (the “Locked-Up Parties”).

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sullivan & Cromwell LLP, counsel for the Underwriters, at 125 Broad Street, New York, New York 10004, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless, each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and the Selling Stockholder against any and all losses, claims, costs or liabilities (or actions in respect thereof), joint or several, to which they or any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action) under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, costs or liabilities (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Prospectus, the Permitted Free Writing Prospectus or any free writing prospectus that the Company has filed or is required to file, pursuant to Rule 433(d), or in any amendment thereof or supplement thereto (collectively, the “Indemnity Documents”), or arise out of or in connection with the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case for any such loss, action, claim, cost or liability arising from any statements or omissions made therein in reliance upon and in conformity with written information provided by or on behalf of any Underwriter specifically for inclusion therein.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its affiliates, each person who controls the Company within the meaning of either the Act or the Exchange Act and each such person’s officers and directors and the Selling Stockholder from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim of action), insofar as such losses, liabilities, costs or claims (or actions in respect thereof) arise out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Indemnity Documents, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case as to the Indemnity Documents, only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance on and in conformity with written information furnished to the Company by an Underwriter expressly for use in the Indemnity Documents. The Company acknowledges that the third and ninth paragraphs under the heading “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Indemnity Documents.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof. The indemnifying party shall, upon request of the indemnified party, appoint counsel of the indemnifying party’s choice to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the reasonable fees and expenses of such counsel related to such proceedings (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party pursuant to the preceding sentence or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by such Underwriter, in the case of a party indemnified pursuant to Section 8(a), and by the Company, in the case of a party indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party is entitled to indemnification hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statement as to, or any finding of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and such Underwriter, on the other hand, from the offering of the Securities or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Company, on the one hand, and of the relevant Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and such Underwriter, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Selling Stockholder bear to the total commissions received by such Underwriter. The relative fault of the Company, on the one hand, and such Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholder or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. The Representatives on behalf of the Underwriters may terminate this Agreement (upon consultation with the Company and the Selling Stockholder) by notice given to the Company and the Selling Stockholder prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in securities generally shall have been suspended or materially limited by the Commission or on or by, as the case may be, the New York Stock Exchange or NASDAQ or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives after consultation with the Company and the Selling Stockholder, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective indemnities set forth in Section 8, representations, warranties and other statements of the Company, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and (iii) delivery of and payment for the Securities. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Goldman, Sachs & Co. (toll free: (866) 471-2526), 200 West Street, New York, New York 10282, Attention: Registration Department and (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; in each case with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention: Jay Clayton and C. Andrew Gerlach, facsimile: (212) 291-9026 and (212) 291-9299; if sent to the Company, will be mailed, delivered or telefaxed to Ally Financial Inc., 200 Renaissance Center, Detroit, Michigan 48235, Attention: General Counsel, facsimile no.: (313) 656-6189, with a copy to: Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard J. Sandler, Esq., facsimile: (212) 701-5224; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to United States Department of the Treasury, 1500 Pennsylvania Avenue, NW, Washington, D.C. 20220, with a copy to Chief Counsel, Office of Financial Stability, OF-SChiefCounselNotice@do.treas.gov, facsimile number: (202) 927-9225 and a copy to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, facsimile number: (212) 757-3990, Attention: John C. Kennedy, Esq.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York; provided that all rights and obligations of the Selling Stockholder under this Agreement shall be governed by and constructed in accordance with the federal laws of the United States of America.

17. Waiver of Jury Trial. The Company and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 7:10 p.m. (Eastern Time) on December 18, 2014.

“Base Prospectus” shall mean the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Pricing Prospectus, (ii) the information identified in Schedule II(A) hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus (including any preliminary prospectus supplement) related to the Securities filed by the Company with the Commission pursuant to Rule 424(b) prior to filing of the Prospectus.

“Pricing Prospectus” shall mean the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time.

“Prospectus” shall mean the final prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Applicable Time in accordance with Section 5(i)(a) hereof.

“Registration Statement” shall mean the registration statement referred to in Section 1(i)(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, each as amended at the time such part of the registration statement became effective and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 159,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,

ALLY FINANCIAL INC.

By:	/s/ Christopher A. Halmy
Name: Christopher A. Halmy
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

UNITED STATES DEPARTMENT OF THE TREASURY, as a Selling Stockholder

By:	/s/ Matthew Rutherford
Name: Matthew Rutherford
Title: Acting Under Secretary for
Domestic Finance

[Signature Page to Underwriting Agreement]

GOLDMAN, SACHS & CO.

By:	/s/ Daniel M. Young
Name: Daniel M. Young
Title: Managing Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Taylor Wright
Name: Taylor Wright
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Securities to be Purchased
Goldman, Sachs & Co.	27,463,148
Morgan Stanley & Co. LLC	27,463,148

Total	54,926,296

SCHEDULE II(A)

Free Writing Prospectuses included in the Disclosure Package: None

Number of shares offered by the Selling Stockholder: 54,926,296

Public offering price: $23.25

SCHEDULE II(B)

Free Writing Prospectuses not included in the Disclosure Package: None

SCHEDULE II(C)

Additional Information Incorporated by Reference: None

SCHEDULE III

None

ANNEX A

Significant Subsidiary List

Name of subsidiary	State or sovereign power of incorporation
Ally Financial Inc.	Delaware
Ally Auto Assets, LLC	Delaware
Ally Funding Transferor Exclusive Receivables, LLC`	Delaware
Ally Insurance Holdings, Inc.	Delaware
Ally Secured Transferor Receivables Aggregator, LLC	Delaware
Motors Insurance Corporation	Michigan
Ally Wholesale Enterprises, LLC	Delaware
Basic Credit Holding Company, LLC	Delaware
Capital Auto Receivables, LLC	Delaware
Central Originating Lease, LLC	Delaware
IB Finance Holding Company, LLC	Delaware
Ally Bank	Utah
All Investment Management, LLC	Delaware
Ally Securities, LLC	Delaware
Ally Servicing, LLC	Delaware

ANNEX B

Locked–Up Parties

Franklin W. Hobbs

Robert T. Blakely

Mayree C. Clark

Stephen A. Feinberg

Kim S. Fennebresque

Gerald Greenwald

Marjorie Magner

Mathew Pendo

John J. Stack

Michael A. Carpenter

Jeffrey J. Brown

Christopher A. Halmy

Barbara Yastine

William Solomon

David J. DeBrunner

Brian Gunn

B-1

EXHIBIT A

[Form of Lock-Up Agreement]

[Letterhead of officer or director of Ally Financial Inc.]

Ally Financial Inc.

Public Offering of Common Stock

[             ], 2014

GOLDMAN, SACHS & CO.

MORGAN STANLEY & CO. LLC

As Representatives of the several Underwriters,

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to Goldman, Sachs & Co. and Morgan Stanley & Co. LLC in connection with the proposed underwriting agreement (the “Underwriting Agreement”), between Ally Financial Inc., a Delaware corporation (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”) of the Company. The Common Stock sold in the offering is being sold by the United States Department of the Treasury (“Treasury”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees that, without the prior written consent of Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, the undersigned will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of) with the Securities and Exchange Commission (the “Commission”) a registration statement under the Securities Act of 1933, as amended (the “Act”), relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, in each case, for a period of 30 days after the date of the Underwriting Agreement, other than (A) shares of Common Stock or any securities

Ex.A-1

convertible into or exercisable or exchangeable for Common Stock disposed of as bona fide gift or gifts, (B) if the undersigned is a natural person, transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any beneficiary of the undersigned pursuant to a will or other testamentary document or applicable laws of descent, (C) if the undersigned is a natural person, transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (D) distributions of shares of Common Stock to members, limited partners or stockholders of the undersigned, and (E) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to a corporation, partnership, limited liability company or other business entity that is a controlled or managed affiliate of the undersigned; provided that in the case of any transfer or distribution pursuant to the foregoing clauses (A) through (E), (1) each such transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement for the remainder of the 30-day lock-up period, (2) such transfers are not required to be reported in any public report or filing with the Commission (other than (i) a filing on Form 4 in the case of clause (B) or (ii) a filing on Form 5) and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers. In addition, the undersigned will be permitted to transfer shares to, or have shares withheld by, the Company to satisfy tax withholding obligations arising upon the vesting of equity awards outstanding on the date hereof or granted hereafter in accordance with the terms of the Company’s compensation arrangements described in the Prospectus, provided that such retention or withholding transaction is eligible to be coded “F” or “D” in column 4 of Form 4, and to file Form 4’s indicating the cash settlement of Deferred Stock Units. As used herein, the term “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the restrictions set forth herein shall not prevent the undersigned from entering into a sales plan pursuant to Rule 10b5-1 under the Exchange Act on or after the date hereof; provided that such plan does not provide for the transfer of Common Stock during the 30-day lock-up period discussed above.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the public offerings of the Common Stock. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the public offerings actually occurs depends on a number of factors, including market conditions. Any public offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company, Treasury and the Underwriters.

If for any reason the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this Letter Agreement shall likewise be terminated.

Ex.A-2

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and constructed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Yours very truly,

[Signature of officer or director]

[Name and address of officer or director]

Ex.A-3

EXHIBIT B

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP,

COUNSEL FOR THE COMPANY

[•], 2014

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

and

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Ladies and Gentlemen:

We have acted as special counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated December [•], 2014 (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, the other several Underwriters named in Schedule I thereto and the United States Department of the Treasury, as selling stockholder (the “Selling Stockholder”), under which the Underwriters have severally agreed to purchase from the Selling Stockholder an aggregate of [•] shares (the “Shares”) of common stock, par value $0.01 per share, of the Company.

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Ex.B-1

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-201057) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of shares of common stock, par value $0.01 per share, of the Company (the “Shelf Securities”) to be sold from time to time by the Selling Stockholder and the prospectus supplement dated December [•], 2014 relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act upon the filing of the registration statement with the Commission on December [•], 2014 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated December [•], 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, and the Company has corporate power and authority to enter into the Underwriting Agreement and to perform its obligations thereunder.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Company is not, and after giving effect to the offering and sale of the Shares as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

4. The Company’s authorized equity capitalization is as set forth in the Prospectus.

Ex. B-2

5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation or by-laws of the Company, or (iii) any agreement that is an exhibit to the Registration Statement.

6. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the General Corporation Law of the State of Delaware, is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

We have considered the statements included in the Prospectus under the caption “Description of Capital Stock” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company. In our opinion, such statements fairly summarize these provisions in all material respects, except that we express no opinion as to the number of outstanding shares of capital stock of the Company or whether such outstanding shares of capital stock are fully-paid and non-assessable.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations contained herein and in the discussion set forth in the Prospectus under the caption “U.S. Federal Tax Considerations for Non-U.S. Holders,” in our opinion, that discussion, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, sets forth the material U.S. federal income tax consequences of the ownership and disposition of Shares by a non-U.S. holder.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement, the Shares or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the several other Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Ex. B-3

[•], 2014

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

and

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Ladies and Gentlemen:

We have acted as special counsel for Ally Financial Inc., a Delaware corporation (the “Company”), in connection with the Underwriting Agreement dated December [•], 2014 (the “Underwriting Agreement”) with Goldman, Sachs & Co.and Morgan Stanley & Co. LLC, the other several Underwriters named in Schedule I thereto and the United States Department of the Treasury, as selling stockholder (the “Selling Stockholder”), under which the Underwriters have severally agreed to purchase from the Selling Stockholder an aggregate of [•] shares (the “Shares”) of common stock, par value $0.01 per share, of the Company.

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-201057) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of shares of common stock, par value $0.01 per share, of the Company (the “Shelf Securities”) to be sold from time to time by the Selling Stockholder, the preliminary prospectus supplement dated December [•], 2014 relating to the Shares (the “Preliminary Prospectus Supplement”) and the prospectus supplement dated December [•], 2014 relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated December [•], 2014 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement together with the information set forth in Schedule II(A) to the Underwriting

Ex. B-4

Agreement for the Shares are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America, and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of Capital Stock” and “U.S. Federal Tax Considerations for Non-U.S. Holders”). However, in the course of our acting as counsel to the Company in connection with the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:

(a) on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

Ex. B-5

(b) at [•] P.M. New York City time on December [•], 2014, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

or

(c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3. Statistical Disclosure by Bank Holding Companies” under the Act is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Ex. B-6

EXHIBIT C

FORM OF OPINION OF INTERNAL COUNSEL OF THE COMPANY

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters named in

Schedule I to the Underwriting Agreement referred to below

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

and

United States Department of the Treasury

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

Ladies and Gentlemen:

I am Counsel to Ally Financial Inc., a Delaware corporation (the “Company”), and have acted in such capacity in connection with the Underwriting Agreement dated December [•], 2014 (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, the other several Underwriters named in Schedule I thereto and the United States Department of Treasury, as selling stockholder (the “Selling Stockholder”) pursuant to which the Underwriters have severally agreed to purchase from the Selling Stockholder an aggregate of [•] shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company. The Shares have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Registration Statement on Form S-3 (File No. 333-201057) (the “Registration Statement”), filed with the Securities and Exchange Commission. The Shares to be sold on the date hereof are being sold by the Selling Stockholder.

For purposes of this opinion, I have examined, or have caused persons under my supervision to examine, originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

Ex. C-1

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all signatures on all documents that I reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based on the foregoing, and subject to the additional assumptions and qualifications set forth below, I advise you that, in my opinion, the Shares have been duly authorized and validly issued and are fully paid and non-assessable; and the holders of outstanding shares of the Company’s Common Stock are not entitled to any preemptive rights to subscribe for the Shares under the Amended and Restated Certificate of Incorporation or Bylaws of the Company or the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof.

I am a member of the Bar of the State of Michigan and the foregoing opinion is limited to the laws of the State of Michigan and the General Corporation Law of the State of Delaware.

This opinion is rendered solely to you and the several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without my prior written consent.

Ex. C-2